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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 6, 2004
Date of Report (date of earliest event reported)

Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6322 South 3000 East, Suite 100
Salt Lake City, Utah 84121
(Address of principal executive offices)

(801) 947-3100
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events.

        On May 6, 2004, Overstock.com, Inc. entered into a Loan and Security Agreement with Wells Fargo Foothill, Inc. and related security agreements and other agreements described in the Loan and Security Agreement.

        The Agreement provides for advances to us of up to a maximum of $20 million. The amount actually available to us will vary from time to time, depending on, among other factors, the amount of our eligible inventory and the amount of our eligible accounts receivable. Our obligations under the Agreement and all related agreements are secured by all or substantially all of our assets. The initial term of the Agreement is two years, expiring on May 5, 2006, and we have an option to extend it for a third year.

        Advances under the Agreement bear interest at either (a) a base rate (Wells Fargo Bank's prime rate) plus a varying percentage between 0% and 1.0%, or (b) LIBOR plus a varying percentage between 2.5% and 3.5%. The Agreement includes a contingent financial covenant relating to our consolidated net earnings or loss, minus extraordinary gains and interest income, plus interest expense, income taxes, depreciation and amortization. The Agreement also includes negative covenants that prohibit a variety of actions without the lender's approval, including covenants that limit our ability to (a) incur debt, (b) create liens, (c) enter into any merger or similar transaction or purchase all or substantially all of the assets of another person, (d) sell assets, (e) change our name, (f) make certain changes to our business, (g) optionally prepay indebtedness, (h) consign inventory, (i) pay dividends on, or purchase, acquire or redeem shares of, our capital stock (j) change our method of accounting (k) make investments, (l) enter into transactions with our affiliates, (m) store any of our inventory or equipment with third parties, or (n) make capital expenditures.

        The Agreement requires us to pay a prepayment fee of $400,000 if we terminate the Agreement during its first year, and $200,000 if we terminate the Agreement during its second year, other than with proceeds of a financing provided by Wells Fargo Bank, National Association, or any affiliate of Wells Fargo Bank, and except as otherwise provided in the Agreement. The Agreement also requires us to pay a variety of other fees and expenses.

        Wells Fargo Foothill, Inc. is a direct or indirect subsidiary of Wells Fargo & Company and an affiliate of Wells Fargo Bank, National Association. We have a $3.5 million credit facility with Wells Fargo Bank, which we use to procure letters of credit from time to time. Certain of our officers and directors have banking relationships with Wells Fargo Bank.

        On April 27, 2004, the stockholders of Overstock.com, Inc. approved an amendment of our 2002 Stock Option Plan to increase the number of shares of common stock reserved for issuance under the Plan by 1,000,000 shares.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Loan and Security Agreement dated as of May 6, 2004 between Overstock.com, Inc. and Wells Fargo Foothill, Inc
99.2	Copyright Security Agreement dated as of May 6, 2004 between Overstock.com, Inc. and Wells Fargo Foothill, Inc
99.3	Patent Security Agreement dated as of May 6, 2004 between Overstock.com, Inc. and Wells Fargo Foothill, Inc
99.4	Securities Pledge Agreement dated as of May 6, 2004 between Overstock.com, Inc. and Wells Fargo Foothill, Inc
99.5	Trademark Security Agreement dated as of May 6, 2004 between Overstock.com, Inc. and Wells Fargo Foothill, Inc
99.6	Overstock.com, Inc. 2002 Stock Option Plan, as amended

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.
By:	/s/ DAVID K. CHIDESTER David K. Chidester Vice President, Finance
Date: May 6, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1	Loan and Security Agreement dated as of May 6, 2004 between Overstock.com, Inc. and Wells Fargo Foothill, Inc
99.2	Copyright Security Agreement dated as of May 6, 2004 between Overstock.com, Inc. and Wells Fargo Foothill, Inc
99.3	Patent Security Agreement dated as of May 6, 2004 between Overstock.com, Inc. and Wells Fargo Foothill, Inc
99.4	Securities Pledge Agreement dated as of May 6, 2004 between Overstock.com, Inc. and Wells Fargo Foothill, Inc
99.5	Trademark Security Agreement dated as of May 6, 2004 between Overstock.com, Inc. and Wells Fargo Foothill, Inc
99.6	Overstock.com, Inc. 2002 Stock Option Plan, as amended

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  Item 5. Other Events.
EXHIBIT INDEX
SIGNATURE
EXHIBIT INDEX